Exhibit 99.1

Qualigen Therapeutics to Acquire Majority Stake in Diagnostics Technology Company NanoSynex

Companies to Collaborate in the Development of Innovative Diagnostics Platform to Combat “Superbugs”, a Rising Global Health Crisis

CARLSBAD, Calif., May 3, 2022 (GLOBE NEWSWIRE) – Qualigen Therapeutics, Inc. (Nasdaq: QLGN), a diversified life sciences company focused on developing treatments for adult and pediatric cancers with potential for Orphan Drug Designation, while also commercializing diagnostics, today announces it has entered into definitive agreements to acquire a majority stake in NanoSynex Ltd., an Israeli-based developer of next generation diagnostics technology.

NanoSynex’s technology is an Antimicrobial Susceptibility Testing (AST) platform that aims to provide clinical laboratories worldwide with a rapid, accurate and personalized test for bacterial infections, with the goal of quickly matching the correct antibiotics to treat a patient’s particular infection. Antibiotic misuse and overuse have given rise to antibiotic resistant bacteria, commonly known as superbugs, which the World Health Organization has called one of the top ten global public health threats facing humanity. NanoSynex’s AST platform aims to enable better targeting of antibiotics for their most suitable uses to ultimately result in faster and more efficacious treatment, hence reducing hospitals mortality and morbidity rates.

Deaths associated with antimicrobial resistance have been on the rise, which is believed to be due in no small part to antibiotic overuse or misuse. A systematic analysis published in the Lancet estimates that antimicrobial resistance caused 1.2 million deaths worldwide in 2019 and an additional estimated 4.95 million deaths were linked to antimicrobial resistance.1

Michael Poirier, Qualigen’s Chairman and CEO, commented, “We look forward to collaborating with the dynamic team at NanoSynex to help develop and commercialize this potentially game-changing technology. Qualigen is committed to investing in people and products that can position us ahead of the next global health crisis where rapid deployment of diagnostic tools is critical. Acquiring a majority stake in NanoSynex will provide us with the opportunity to leverage our long-standing diagnostics development, regulatory and commercial expertise as we expand our footprint as a diversified life sciences company.”

“We are proud to join in Qualigen’s mission to develop innovative diagnostics. NanoSynex and Qualigen share the same goal to provide clinicians with the solutions they need to treat patients more readily, accurately, and effectively. Together with Qualigen, we believe we will revolutionize patient care.” said Diane Abensur Bessin, Co-Founder and Chief Executive Officer of NanoSynex.

Qualigen’s purchase of the controlling interest in NanoSynex will be primarily comprised of a stock-for-stock acquisition with NanoSynex’s controlling shareholder, as well as an initial $600,000 cash investment in NanoSynex, and is subject to certain closing conditions. Subject to the closing of the transactions, Qualigen expects to consolidate the financial results of NanoSynex, and provide future milestone-based funding leading to the commercialization of this technology. Qualigen envisions future synergy of its proprietary, results-proven FastPack® diagnostics platform with the innovative NanoSynex technology, further strengthening the Company’s diagnostics business which has seen a resurgence post Covid lockdown.

1 https://www.thelancet.com/journals/lancet/article/PIIS0140-6736(21)02724-0/fulltext

About Qualigen Therapeutics, Inc.

Qualigen Therapeutics, Inc. is a diversified life sciences company focused on developing treatments for adult and pediatric cancer, as well as maintaining and expanding its core FDA-cleared FastPack® System, which has been used successfully in diagnostics for over 20 years. Our investigational QN-302 compound is a small molecule selective transcription inhibitor with strong binding affinity to G4s prevalent in cancer cells; such binding could, by stabilizing the G4s against “unwinding,” help inhibit cancer cell proliferation. Our investigational QN-247 compound inhibits nucleolin, a key multi-functional regulatory protein that is overexpressed in cancer cells; QN-247 may thereby be able to inhibit the cells’ proliferation. QN-247 has shown promise in preclinical studies for the treatment of acute myeloid leukemia (AML). The investigational compounds within Qualigen’s RAS-F family of RAS oncogene protein-protein interaction inhibitor small molecules are believed to inhibit or block the binding of mutated RAS genes’ proteins to their effector proteins, thereby leaving the proteins from the mutated RAS unable to cause further harm. In theory, such mechanism of action may be effective in the treatment of about one quarter of all cancers, including certain forms of pancreatic, colorectal, and lung cancers. In addition to its oncology drug pipeline, Qualigen has an established diagnostics business which manufactures and distributes proprietary and highly accurate rapid blood testing systems to physician offices and small hospitals for the management of prostate cancer and other diseases and health conditions.

For more information about Qualigen Therapeutics, Inc., please visit www.qualigeninc.com.

About NanoSynex

NanoSynex is a MedTech company that aims at providing new solutions to improve testing quality, patient outcomes, and reduce healthcare costs by speeding up diagnostic processes. NanoSynex is focused on the development and commercialization of a rapid innovative Antimicrobial Susceptibility Test (AST). The technology is based on a purely phenotypic approach and uses a microfluidic disposable test card platform and method that optimizes bacterial growth. This disruptive development was born from exciting research discoveries at the lab of Professor Shulamit Levenberg, former Dean of the Technion Institute of Technology – Biomedical Engineering Faculty.

For more information about NanoSynex, please visit www.nanosynex.com.

Forward-Looking Statements

This news release contains forward-looking statements by Qualigen that involve risks and uncertainties and reflect the Company’s judgment as of the date of this release. These statements include those related to the satisfaction of closing conditions in connection with the proposed transaction with NanoSynex and the Company’s prospects and strategy for its diagnostics business and development of its therapeutic drug candidates. Actual events or results may differ from the Company’s expectations. For example, there can be no assurance that the closing conditions for the NanoSynex transaction will be satisfied or that the Company will be able to maintain its diagnostic sales and marketing engine without interruption following the expiration of the distribution agreement with Sekisui Diagnostics, compete with others in this industry or expand market demand and/or market share for its diagnostics product, nor can there be any assurance that the Company will be able to successfully develop any drugs (including QN-302, QN-247 and RAS-F); that preclinical development of the Company’s drugs (including QN-302, QN-247 and RAS-F, and the deprioritized infectious-disease drug candidate QN-165) will be completed on any projected timeline or will be successful; that any clinical trials will be approved to begin by or will proceed as contemplated by any projected timeline, or at all; that any future clinical trial data will be favorable or that such trials will confirm any improvements over other products or lack negative impacts; that any drugs will receive required regulatory approvals (or Fast Track designation or Orphan Drug status) or that they will be commercially successful; that patents will issue on the Company’s owned and in-licensed patent applications; that such patents, if any, and the Company’s currently owned and in-licensed patents would prevent competition; or that the Company will be able to procure or earn sufficient working capital to complete the development, testing and launch of the Company’s prospective therapeutic products (including QN-302, QN-247 and RAS-F, and QN-165). The Company’s stock price could be harmed if any of the events or trends contemplated by the forward-looking statements fails to occur or is delayed or if any actual future event otherwise differs from expectations. Additional information concerning these and other risk factors affecting the Company’s business can be found in the Company’s prior filings with the Securities and Exchange Commission, including its most recent Form 10-K, all of which are available at www.sec.gov.

The Company disclaims any intent or obligation to update these forward-looking statements beyond the date of this news release, except as required by law. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

Jules Abraham

JQA Partners, Inc.

917-885-7378

jabraham@jqapartners.com

Source: Qualigen Therapeutics, Inc.